Exhibit 99.1

NEWS RELEASE For immediate release Christy McElroy 904 598 7616 ChristyMcElroy@regencycenters.com

Regency Centers Reports First Quarter 2023 Results

JACKSONVILLE, Fla. (May 4, 2023) – Regency Centers Corporation (“Regency” or the “Company”) (Nasdaq: REG) today reported financial and operating results for the period ended March 31, 2023 and provided updated 2023 earnings guidance. For the three months ended March 31, 2023 and 2022, Net Income was $0.57 per diluted share and $1.14 per diluted share, respectively.

First Quarter 2023 Highlights

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Reported Nareit FFO of $1.08 per diluted share and Core Operating Earnings of $1.03 per diluted share for the first quarter
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Raised 2023 Nareit FFO guidance to a range of $4.07 to $4.15 per diluted share and 2023 Core Operating Earnings guidance to a range of $3.87 to $3.93 per diluted share
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The midpoint of 2023 Core Operating Earnings guidance represents 4.5% year-over-year growth, excluding the collection of receivables reserved during 2020-2021
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Increased Same Property NOI year-over-year by 6.3% in the first quarter, excluding lease termination fees and the collection of receivables reserved during 2020-2021
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Increased Same Property percent leased by 80 basis points year-over-year to 95.1%, and Same Property percent commenced by 70 basis points year-over-year to 92.8%
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Increased Same Property shop percent leased by 170 basis points year-over-year to 92.1%
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Executed 1.1 million square feet of comparable new and renewal leases during the first quarter at a blended cash rent spread of +5.5% and a blended straight-lined rent spread of +14.1%
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As of March 31, 2023, Regency’s in-process development and redevelopment projects had estimated net project costs of approximately $303 million
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Pro-rata net debt-to-operating EBITDAre was 4.9x at March 31, 2023

Subsequent Highlights

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On May 2, 2023, Regency’s Board of Directors (the “Board”) declared a quarterly cash dividend on the Company’s common stock of $0.65 per share

"The strength of our first quarter results and operating trends are evidence that our business remains very healthy, supported by continued robust leasing demand,” said Lisa Palmer, President and Chief Executive Officer. “The resiliency of our asset class, combined with Regency’s high-quality portfolio, experienced team, strong balance sheet and liquidity position, and access to capital put us in an advantageous position to drive sustainable cash flow growth and to opportunistically and accretively invest capital."

Financial Results

Net Income

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For the three months ended March 31, 2023, Net Income Attributable to Common Shareholders (“Net Income”) was $97.3 million, or $0.57 per diluted share, compared to Net Income of $195.2 million, or $1.14 per diluted share, for the same period in 2022.
o
Net Income in the first quarter of 2022 included a gain on sale of real estate of $102 million, or $0.59 per diluted share, primarily related to the sale of Costa Verde Center.

Nareit FFO

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For the three months ended March 31, 2023, Nareit Funds From Operations (“Nareit FFO”) was $186.5 million, or $1.08 per diluted share, compared to $178.2 million, or $1.03 per diluted share, for the same period in 2022.
o
Nareit FFO in the first quarter of 2023 was favorably impacted by the collection of receivables reserved during 2020 and 2021 of $1.5 million, or $0.01 per diluted share, compared to $9.3 million, or $0.05 per diluted share, in the first quarter of 2022.
o
Nareit FFO in the first quarter of 2023 also benefitted from the reinstatement of straight-line rent of $1.0 million, or approximately $0.01 per diluted share, due to the conversion of certain cash basis tenants back to accrual basis accounting, compared to $4.0 million, or $0.02 per diluted share, in the first quarter of 2022.

Core Operating Earnings

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For the three months ended March 31, 2023, Core Operating Earnings was $177.8 million, or $1.03 per diluted share, compared to $166.9 million, or $0.97 per diluted share, for the same period in 2022.
o
Core Operating Earnings in the first quarter of 2023 was also favorably impacted by the collection of receivables reserved during 2020 and 2021 of $0.01 per diluted share, compared to $0.05 per diluted share in first quarter 2022.

Portfolio Performance

Same Property NOI

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First quarter 2023 Same Property NOI, excluding lease termination fees and collection of 2020/2021 reserves, increased by 6.3% compared to the same period in 2022.
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First quarter 2023 Same Property Net Operating Income (“NOI”), excluding lease termination fees, increased by 2.5% compared to the same period in 2022.
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Growth in Same Property base rents contributed 4.3% to Same Property NOI growth in the first quarter of 2023.

Occupancy

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As of March 31, 2023, Regency’s wholly-owned portfolio plus its pro-rata share of co-investment partnerships, was 94.9% leased.

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As of March 31, 2023, Regency’s Same Property portfolio was 95.1% leased, unchanged sequentially and an increase of 80 basis points compared to March 31, 2022.
o
Same Property shop percent leased, which includes spaces less than 10,000 square feet, was 92.1%, an increase of 20 basis points sequentially and an increase of 170 basis points compared to March 31, 2022.

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Same Property anchor percent leased, which includes spaces greater than or equal to 10,000 square feet, was 96.9%, a decline of 10 basis points sequentially and an increase of 20 basis points compared to March 31, 2022.
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As of March 31, 2023, Regency’s Same Property portfolio was 92.8% commenced, unchanged sequentially and an increase of 70 basis points compared to March 31, 2022.

Leasing Activity

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During the three months ended March 31, 2023, Regency executed approximately 1.1 million square feet of comparable new and renewal leases at a blended cash rent spread of +5.5% and a blended straight-lined rent spread of +14.1%.
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During the trailing twelve months ended March 31, 2023, the Company executed approximately 6.3 million square feet of comparable new and renewal leases at a blended cash rent spread of +7.3% and a blended straight-lined rent spread of +15.0%.

Capital Allocation and Balance Sheet

Developments and Redevelopments

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As of March 31, 2023, Regency’s in-process development and redevelopment projects had estimated net project costs of approximately $303 million at the Company’s share, 56% of which has been incurred to date.

Balance Sheet

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During the first quarter, as part of the Company’s previously announced stock repurchase program, Regency repurchased approximately 350 thousand shares of common stock at an average price of $57.22 per share, for $20.0 million.

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As of March 31, 2023, Regency had approximately $1.2 billion of capacity under its revolving credit facility.
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As of March 31, 2023, Regency’s pro-rata net debt-to-operating EBITDAre ratio was 4.9x on a trailing 12-month basis.
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Subsequent to quarter-end, Regency completed the refinancing of six mortgage loans in an unconsolidated co-investment partnership for gross proceeds of $136 million, or $54 million at Regency’s share, each for a 5-year term, at a blended fixed interest rate of 5.41%.

Dividend

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On May 2, 2023, Regency’s Board declared a quarterly cash dividend on the Company’s common stock of $0.65 per share. The dividend is payable on July 6, 2023, to shareholders of record as of June 14, 2023.

2023 Guidance

Regency Centers has updated its 2023 guidance, as summarized in the table below. Please refer to the Company’s Earnings Presentation for additional detail, as well as in the Company’s first quarter 2023 supplemental package. All materials are posted on the Company’s website at investors.regencycenters.com.

Full Year 2023 Guidance (in thousands, except per share data)	1Q 2023	Current Guidance	Prior Guidance

Net Income Attributable to Common Shareholders per diluted share	$0.57	$2.01 - $2.09	$1.92 - $2.00

Nareit Funds From Operations ("Nareit FFO") per diluted share	$1.08	$4.07 - $4.15	$4.03 - $4.11

Core Operating Earnings per diluted share (1)	$1.03	$3.87 - $3.93	$3.83 - $3.89

Same property NOI growth without termination fees	2.5%	+0.5% to +1.5%	0% to +1.0%

Same property NOI growth without termination fees or collection of 2020/2021 reserves	6.3%	+2.5% to +3.5%	+2.0% to +3.0%

Collection of 2020/2021 reserves (2)	$1,521	+/- $4,000	+/- $3,000

Certain non-cash items (3)	$8,742	$34,500 - $37,500	$34,500 - $37,500

G&A expense, net (4)	$23,898	$88,000 - $91,000	$87,000 - $90,000

Interest expense, net	$41,116	+/- $168,000	+/- $168,000

Recurring third party fees & commissions	$5,799	+/- $25,000	+/- $25,000

Development and Redevelopment spend	$24,745	+/- $130,000	+/- $130,000

Acquisitions	$0	$0	$0
Cap rate (weighted average)	0.0%	0%	0%

Dispositions	$0	+/-$65,000	+/-$65,000
Cap rate (weighted average)	0.0%	+/- 7.0%	+/- 7.0%

Unit issuance (gross)	$0	$20,000	$0

Share Repurchase settlement (gross)	$20,000	$20,000	$0

Note: With the exception of per share data, figures above represent 100% of Regency's consolidated entities and its pro-rata share of unconsolidated co-investment partnerships.

(1)
Core Operating Earnings excludes certain non-cash items, including straight-line rents, above/below market rent amortization, and amortization of mark-to-market debt, as well as transaction related income/expenses and debt extinguishment charges.
(2)
Represents the collection of receivables in the Same Property portfolio reserved in 2020 and 2021; included in Uncollectible Lease Income.
(3)
Includes above and below market rent amortization, straight-line rents, and amortization of mark-to-market debt adjustments.
(4)
Represents 'General & administrative, net' before gains or losses on deferred compensation plan, as reported on supplemental pages 5 and 7 and calculated on a pro-rata basis.

Conference Call Information

To discuss Regency’s first quarter results and provide further business updates, management will host a conference call on Friday, May 5th, at 11:00 a.m. ET. Dial-in and webcast information is below.

First Quarter 2023 Earnings Conference Call

Date:	Friday, May 5, 2023
Time:	11:00 a.m. ET
Dial#:	877-407-0789 or 201-689-8562
Webcast:	1st Quarter 2023 Webcast Link

Replay: Webcast Archive: Investor Relations page under Events & Webcasts

About Regency Centers Corporation (Nasdaq: REG)

Regency Centers is a preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO and Core Operating Earnings – Actual (in thousands, except per share amounts)

For the Periods Ended March 31, 2023 and 2022	Three Months Ended		Year to Date
	2023	2022	2023	2022
Reconciliation of Net Income to Nareit FFO:

Net Income Attributable to Common Shareholders	$97,281	195,228	$97,281	195,228
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	89,035	84,130	89,035	84,130
Gain on sale of real estate	(241)	(102,010)	(241)	(102,010)
Exchangeable operating partnership units	420	863	420	863
Nareit Funds From Operations	$186,495	178,211	$186,495	178,211

Nareit FFO per share (diluted)	$1.08	1.03	$1.08	1.03
Weighted average shares (diluted)	172,235	172,431	172,235	172,431

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit Funds From Operations	$186,495	178,211	$186,495	178,211
Adjustments to reconcile to Core Operating Earnings (1):
Certain Non-Cash Items
Straight-line rent	(2,389)	(3,478)	(2,389)	(3,478)
Uncollectible straight-line rent	(635)	(2,383)	(635)	(2,383)
Above/below market rent amortization, net	(5,665)	(5,392)	(5,665)	(5,392)
Debt premium/discount amortization	(8)	(106)	(8)	(106)
Core Operating Earnings	$177,798	166,852	$177,798	166,852

Core Operating Earnings per share (diluted)	$1.03	0.97	$1.03	0.97
Weighted average shares (diluted)	172,235	172,431	172,235	172,431

Weighted Average Shares For Diluted Earnings per Share	171,494	171,671	171,494	171,671

Weighted Average Shares For Diluted FFO and Core Operating Earnings per Share	172,235	172,431	172,235	172,431
(1)
Includes Regency's consolidated entities and its pro-rata share of unconsolidated co-investment partnerships, net of pro-rata share attributable to noncontrolling interests.

Same Property NOI is a key non-GAAP measure used by management in evaluating the operating performance of Regency’s properties. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to pro-rata Same Property NOI.

Reconciliation of Net Income Attributable to Common Shareholders to Pro-Rata Same Property NOI - Actual (in thousands)

For the Periods Ended March 31, 2023 and 2022	Three Months Ended		Year to Date
	2023	2022	2023	2022
Net income attributable to common shareholders	$97,281	195,228	$97,281	195,228
Less:
Management, transaction, and other fees	(6,038)	(6,684)	(6,038)	(6,684)
Other(1)	(9,502)	(12,621)	(9,502)	(12,621)
Plus:
Depreciation and amortization	82,707	77,842	82,707	77,842
General and administrative	25,280	18,792	25,280	18,792
Other operating expense	(497)	2,173	(497)	2,173
Other expense	34,416	(62,716)	34,416	(62,716)
Equity in income of investments in real estate excluded from NOI (2)	11,785	12,388	11,785	12,388
Net income attributable to noncontrolling interests	1,207	1,588	1,207	1,588
NOI	236,639	225,990	236,639	225,990

Less non-same property NOI (3)	(2,241)	(61)	(2,241)	(61)

Same Property NOI	$234,398	225,929	$234,398	225,929
% change	3.7%		3.7%

Same Property NOI without Termination Fees	$229,680	223,981	$229,680	223,981
% change	2.5%		2.5%

Same Property NOI without Termination Fees or Redevelopments	$195,549	190,805	$195,549	190,805
% change	2.5%		2.5%

Same Property NOI without Termination Fees or Collection of 2020/2021 Reserves	$228,159	214,703	$228,159	214,703
% change	6.3%		6.3%
(1)
Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)
Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(3)
Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Reported results are preliminary and not final until the filing of the Company’s Form 10-Q with the SEC and, therefore, remain subject to adjustment.

The Company has published forward-looking statements and additional financial information in its first quarter 2023 supplemental package that may help investors estimate earnings. A copy of the Company’s first quarter 2023 supplemental package will be available on the Company's website at investors.regencycenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and includes non-GAAP measures, and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the period ended March 31, 2023. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

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Non-GAAP Disclosure

We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes.

We do not consider non-GAAP measures an alternative to financial measures determined in accordance with GAAP, rather they supplement GAAP measures by providing additional information we believe to be useful to our shareholders. The principal limitation of these non-GAAP financial measures is they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon in evaluating the financial condition, results of operations or future prospects of the Company.

Nareit FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“Nareit”) defines as net income, computed in accordance with GAAP, excluding gains on sale and impairments of real estate, net of tax, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Since Nareit FFO excludes depreciation and amortization and gains on sales and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO.

Core Operating Earnings is an additional performance measure that excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt adjustments; and (iv) other amounts as they occur. The Company provides a reconciliation of Net Income to Nareit FFO to Core Operating Earnings.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our 2023 Guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our Securities and Exchange Commission (“SEC”) filings, our Annual Report on Form 10-K for the year ended December 31, 2022 (“2022 Form 10-K”) under Item 1A. “Risk Factors” and in Part II, Item 1A. “Risk Factors in this Report. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as to the extent required by law. These risks and events include, without limitation:

Risk Factors Related to the Current Economic Environment

Continued rising interest rates in the current economic environment may adversely impact our cost to borrow, real estate valuation, and stock price. Current economic challenges, including the potential for recession, may adversely impact our tenants and our business. Unfavorable developments affecting the banking and financial services industry could adversely affect our business, liquidity and financial condition, and overall results of operations.

Risk Factors Related to Pandemics or other Health Crises

Pandemics or other health crises, such as the COVID-19 pandemic, may adversely affect our tenants’ financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Economic and market conditions may adversely affect the retail industry and consequently reduce our revenues and cash flow and increase our operating expenses. Shifts in retail trends, sales, and delivery methods between brick-and-mortar stores, e-commerce, home delivery, and curbside pick-up may adversely impact our revenues, results of operations, and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our “anchor” tenants. A percentage of our revenues are derived from “local” tenants and our net income may be adversely impacted if these tenants are not successful, or if the demand for the types or mix of tenants significantly change. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with Disabilities Act and other building, fire, and safety and regulations may have a material negative effect on us.

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties directly and may lead to additional compliance obligations and costs as well as additional taxes and fees. Geographic concentration of our properties makes our business more vulnerable to natural disasters, severe weather conditions and climate change. Costs of environmental remediation may adversely impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An increased focus on metrics and reporting relating to environmental, social, and governance (“ESG”) factors may impose additional costs and expose us to new risks. An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations. The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data or of Regency’s proprietary or confidential information stored in our information systems or by third parties on our behalf could impact our reputation and brand and expose us to potential liability and loss of revenues.

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our co-investment partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may dilute earnings. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us.

Risk Factors Related to the Market Price for Our Securities

Changes in economic and market conditions may adversely affect the market price of our securities. There is no assurance that we will continue to pay dividends at current or historical rates.

Risk Factors Related to the Company’s Qualification as a REIT

If the Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Certain foreign shareholders may be subject to U.S. federal income tax on gain recognized on a disposition of our common stock if we do not qualify as a “domestically controlled” REIT. Legislative or other actions affecting REITs may have a negative effect on us or our investors. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

Risk Factors Related to the Company’s Common Stock

Restrictions on the ownership of the Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Company's capital stock may delay or prevent a change in control. Ownership in the Company may be diluted in the future.